EXHIBIT 4.1

                                                                  EXECUTION COPY

                 STOCK PLEDGE AND REGISTRATION RIGHTS AGREEMENT

         THIS STOCK PLEDGE AND REGISTRATION RIGHTS AGREEMENT (this "PLEDGE AGREEMENT"), dated as of November 26, 2003, is made by iGAMES ENTERTAINMENT, INC., ("PLEDGOR") and MERCANTILE CAPITAL, LP, as lender (the "LENDER"), under a certain Loan and Security Agreement of even date herewith (the "LOAN AGREEMENT"), among Pledgor and the Lender (capitalized terms used herein but not defined herein have the meanings given to such terms in the Loan Agreement).

         SECTION 1. PLEDGE. Pledgor hereby grants to the Lender a security interest in the following property (collectively, the "PLEDGED SECURITIES"):

                  (a) the shares of stock described in Schedule 1 hereto and the instruments representing such shares and all dividends, cash, instruments, and other property from time to time received, receivable, or otherwise distributed or distributable in respect of or in exchange for any or all of such shares of stock; and

                  (b) all Proceeds of any of the foregoing.

         SECTION 2. SECURITY FOR OBLIGATIONS. The security interest granted by this Pledge Agreement secures the payment and performance of Pledgor's Obligations under the Loan Agreement and/or any of the other Loan Documents and the payment of all other liabilities of Pledgor to the Lender, whether absolute or contingent, matured or unmatured, direct or indirect, similar or dissimilar, due or to become due arising under the Loan Agreement, under any of the Loan Documents, or in connection with any of the transactions described in the Loan Agreement.

         SECTION 3. DELIVERY OF PLEDGED SECURITIES.

                  (a) All instruments representing or evidencing the Pledged Securities, including but not limited to a stock certificate for the requisite number of shares in the name of Lender, shall be delivered to and held by the Lender pursuant hereto and shall be duly endorsed to the Lender or shall be otherwise in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the occurrence of an Event of Default, the Lender shall have the right, at any time in its discretion without further notice to Pledgor, to transfer to or to register in the name of the Lender or its nominees, any or all of the Pledged Securities. In addition, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right at any time to exchange instruments representing or evidencing Pledged Securities for instruments of smaller or larger denominations.

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                  (b) This Pledge Agreement shall terminate and all certificates or instruments representing or evidencing the Pledged Securities shall be delivered to Pledgor upon payment in full of all Obligations.

         SECTION 4. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce the rights and remedies hereunder with respect to any of the Pledged Securities.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants that Pledgor has good title to the shares now constituting the Pledged Securities, and will have good title to any property subsequently constituting the Pledged Securities pursuant to the terms hereof, in each case free and clear of any liens, claims, security interests, and other encumbrances and free and clear of any warrants, options, and other rights except for the lien of the Lender.

         SECTION 6. CONSENSUAL RIGHTS; PAYMENTS.

                  (a) So long as no Event of Default shall have occurred and be continuing: Pledgor shall be entitled to receive and retain free and clear of the security interest of the Lender hereunder, any and all of such dividends, interest and other distributions to be paid to Pledgor in respect of the Pledged Securities or any part thereof, except that
         (1) any and all dividends, interest or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities shall also constitute Collateral as part of the Pledged Securities and shall be promptly delivered to the Lender in conformity with Section 3 hereof, and (2) any and all dividends, interest, or other distributions paid or payable in cash in respect of any Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities received by Pledgor shall be so received in trust for the benefit of the Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Lender in the same form as so received (with any necessary endorsement) to be held as Collateral as part of the Pledged Securities.

                  (b) Upon the occurrence and during the continuance of an Event of Default: (1) all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to and to receive the principal, interest and other payments which it would otherwise be authorized to receive and retain shall cease and all such rights shall thereupon become vested in the Lender which shall thereupon have the sole right to

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         exercise such consensual rights and to receive such principal, interest, and other payments; and (2) all principal, interest and other payments which are received by Pledgor contrary to the provisions of this Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be held as cash Collateral as part of the Pledged Securities and applied as provided in Section 11(b) hereof.

                  (c) TRANSFERS AND LIENS. Except as permitted by the Loan Agreement or hereunder, Pledgor will not (1) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Securities, or (2) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Securities.

                  (d) LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints the Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, and from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. In its capacity as such attorney-in-fact, the Lender shall not be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, but only for bad faith, willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied. The Lender shall have the right, for and in the name, place and stead of the Pledgor and acting as its attorney-in-fact if necessary, following and during the continuance of an Event of Default, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Securities whenever any such execution is required or permitted hereunder.

                  (e) LENDER MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by Pledgor under Section 12 hereof.

                  (f) LENDER'S DUTIES. The powers conferred on the Lender hereunder are solely to protect its interests in the Pledged Securities and shall not impose any duty to exercise any such powers. Except for the safe custody of any Pledged Securities in its possession and the accounting for moneys actually received by it hereunder, the Lender shall not have any duty as to any Pledged Securities or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Securities. Without limiting the generality of the foregoing, the Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Securities, whether or not the Lender has or is deemed to have knowledge of such matters.

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         SECTION 7. EVENTS OF DEFAULT; REMEDIES. If an Event of Default shall occur and be continuing, then:

                  (a) The Lender may exercise in respect of the Pledged Securities, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC and other applicable laws and agreements and also may, without notice except as specified below sell the Pledged Securities, or any part thereof in one or more parcels at public or private sale, at any exchange, brokers, board or at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Pledgor agrees that at least fifteen days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall be given and shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Securities regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Lender in respect of any collection from, or other realization upon all or any part of the Pledged Securities in the discretion of the Lender, may be held by the Lender as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 12 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whosoever may be lawfully entitled to receive such surplus.

         SECTION 8. REGISTRATION RIGHTS.

                  (a) DEMAND REGISTRATION. If an Event of Default shall occur and be continuing, then the Pledgor shall, within fifteen (15) days of receipt of written demand from the Lender, use its best efforts to effect as soon as practicable, the registration under the Securities Act 1933 (the "SECURITIES ACT") of the Pledged Securities. If the Lender intends to distribute the Pledged Securities covered by the foregoing demand by means of an underwriting, it shall so advise the Pledgor as a part of the demand. The underwriter will be selected by the Lender and shall be reasonably acceptable to the Pledgor. The Pledgor and the Lender shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (b) PIGGY-BACK REGISTRATION. If an Event of Default shall occur and be continuing, then, if the Pledgor proposes to register (including for this purpose a registration effected by the Pledgor for other stockholders) any of its stock under the

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         Securities Act in connection with the public offering of such securities, the Pledgor shall, at such time, promptly give the Lender written notice of such registration. Upon the written request of the Lender given within twenty (20) days after mailing of such notice by the Pledgor, the Pledgor shall cause to be registered under the Securities Act all of the Pledged Securities that the Lender has requested to be registered.

                  (c) OBLIGATIONS OF THE PLEDGOR. Whenever required under this Pledge Agreement to effect the registration of any Pledged Securities, the Pledgor shall, as expeditiously as reasonably possible:

                           (1) Prepare and file with the SEC a registration
                  statement with respect to such Pledged Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Lender, keep such registration statement effective for up to one hundred twenty
                  (120) days.

                           (2) Prepare and file with the SEC such amendments and
                  supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

                           (3) Furnish to the Lender such numbers of copies of a
                  prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Pledged Securities.

                           (4) Use its best efforts to register and qualify the
                  Pledged Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Lender; provided, however, that the Pledgor shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Pledgor is already subject to service in such jurisdiction.

                           (5) In the event of any underwritten public offering,
                  enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter of such offering, and the Lender shall also enter into and perform its obligations under such an agreement.

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                           (6) Notify the Lender at any time when a prospectus
                  relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of the sale of all Pledged Securities registered pursuant to the registration statement of which such prospectus forms a part OR withdrawal of such registration statement.

                           (7) Cause all such Pledged Securities registered
                  pursuant to this Pledge Agreement to be listed on each securities exchange on which similar securities issued by the Pledgor are then listed.

                           (8) Provide a transfer agent and registrar for all
                  Pledged Securities registered pursuant hereunder, in each case not later than the effective date of such registration.

                           (9) Use its best efforts to furnish, at the request
                  of Lender, on the date that such Pledged Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
                  (i) an opinion, dated such date, of the counsel representing the Pledgor for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated such date, from the independent certified public accountants of the Pledgor, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Lender.

                  (d) EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Lender, and the reasonable fees and disbursements shall be borne by the Pledgor.

                  (e) INDEMNIFICATION FOR REGISTRATION AND SALE OF PLEDGED SECURITIES. In the event any Pledged Securities are included in a registration statement: to the extent permitted by law, the Pledgor will indemnify and hold harmless the Lender, any "underwriter" (as defined in the Securities Act) for the Lender and each person, if any,

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         who controls the Lender or underwriter within the meaning of the
         Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements thereto, (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,
         (3) the omission or alleged omission to state in any preliminary prospectus or final prospectus a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (4) any violation or alleged violation by the Pledgor of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Pledgor will pay to the Lender, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Pledgor (which consent shall not be unreasonably withheld), nor shall the Pledgor be liable to the Lender, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Lender, underwriter or controlling person.

                  (f) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Pledgor to register the Pledged Securities may be assigned (but only with all related obligations) by the Lender to a transferee or assignee.

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         SECTION 9. PRIVATE SALE. Pledgor acknowledges and recognizes that the
Lender may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Lender has no obligation to delay sale of any Pledged Securities to permit the Pledgor to register them for public sale under the Securities Act, even if the Pledgor is willing to do so.

         SECTION 10. GENERAL INDEMNITY AND EXPENSES. Pledgor agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), whether or not arising in connection with the registration and sale of the Pledged Securities, except claims, losses, or liabilities resulting from the Lender's bad faith, willful misconduct or gross negligence. After and during the continuance of an Event of Default, Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Lender may incur in connection with (a) the administration and enforcement of this Agreement, (b) the custody or preservation of, collection from, or other realization upon, any of the Pledged Securities, (c) the exercise or enforcement of any of the rights of the Lender hereunder, or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

         SECTION 11. AMENDMENTS, INDULGENCES. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Lender in the exercise of any right, power, or remedy under this Pledge Agreement shall constitute a waiver thereof, or prevent the exercise thereof in that or any other instance.

         SECTION 12. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be delivered in accordance with the Loan Agreement.

         SECTION 13. CONTINUING SECURITY INTEREST. This Pledge Agreement creates a continuing security interest in the Pledged Securities and shall (a) be binding upon Pledgor, and its successors and assigns and (b) inure to the benefit of the Lender and its respective successors, transferees and assigns. The execution and delivery of this Pledge Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for the payment or performance of the Obligations and no security taken hereafter as security for payment or performance of the Obligations shall impair in any manner or affect this Pledge Agreement or

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the security interest granted hereby, all such present and future additional security to be considered as cumulative security. Any of the Pledged Securities may be released from this Pledge Agreement without altering, varying, or diminishing in any way this Pledge Agreement or the security interest granted hereby as to the Pledged Securities not expressly released, and this Pledge Agreement and such security interest shall continue in full force and effect as to all of the Pledged Securities not expressly released.

         SECTION 14. GOVERNING LAW, CONSENT TO JURISDICTION, SERVICE AND VENUE. This Pledge Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made, delivered and to be performed entirely within such Commonwealth without regard to its conflict of laws principles. For the purpose of any suit, action or proceeding arising out of or relating to this Pledge Agreement, Pledgor hereby irrevocably consents and submits to the exclusive jurisdiction and venue of either the Court of Common Pleas of Montgomery County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, regardless of the convenience of either such forum. Pledgor further agrees and consents to accept and acknowledge all service of process carried out by means of registered mail, return receipt requested, in connection with any such matter. The provisions of this Section shall not limit or otherwise affect the right of Lender to institute and conduct action in any other appropriate manner, jurisdiction or court

         SECTION 15. SEVERABILITV. If any provision of this Pledge Agreement shall be determined to be invalid, illegal or unenforceable, such determination shall not affect the remaining provisions of this Pledge Agreement, all of which shall remain in full force and effect, and shall be enforceable without regard thereto.

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IN WITNESS WHEREOF, Pledgor and Lender, intending to be legally bound, have executed this Pledge Agreement, or caused this Pledge Agreement to be executed by duly authorized representatives, as of the date first above written.

                                        IGAMES ENTERTAINMENT, INC.


                                        By: _______________________________
                                            Name: Jeremy Stein
                                            Title: President and CEO


                                        MERCANTILE CAPITAL, LP


                                        By: _______________________________
                                            Name: Jay Starr
                                            Title: CEO




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                                   SCHEDULE 1

                       Description of Pledged Securities

         1. 1,000,000 shares of common stock, $0.001 par value, of iGAMES ENTERTAINMENT, INC. a Nevada corporation, represented by certificate no.
__________.







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